                                         MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 12.0
                                                                                                       (Page 1 of 2)
                               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                               -------------------------------------------------
                                     (Amounts in thousands, except ratios)

                                                   (Unaudited)

                                                  FOR THE
                                              NINE MONTHS ENDED               FOR THE YEARS ENDED DECEMBER 31, (a)
                                            ---------------------    ----------------------------------------------------
                                            SEPT. 30,   SEPT. 30,
                                              1998       1997(a)       1997       1996       1995       1994      1993(b)
                                            ---------   ---------    ----------------------------------------------------
EARNINGS AVAILABLE FOR FIXED
  CHARGES:
Income before income taxes,
  cumulative effect of changes in
  accounting principles and
  extraordinary items                       $ 381,859   $ 158,080    $425,082   $536,756   $504,668   $362,157   $153,306
Less (plus) minority interest and
  undistributed income (loss) of
  less-than-majority-owned affiliates,
  net                                             161        (369)       (144)       303        (36)      (649)       124
Add:
  Interest expense                             69,675      62,782      90,130    100,226    102,983     87,071     86,101
  Appropriate portion of rents (c)             12,748      13,708      17,665     19,527     19,450     16,224     16,221
                                            ---------   ---------    --------   --------   --------   --------   --------
Earnings available for fixed
  charges                                   $ 464,443   $ 234,201    $532,733   $656,812   $627,065   $464,803   $255,752
                                            =========   =========    ========   ========   ========   ========   ========

FIXED CHARGES:
  Interest expense                          $  69,675   $  62,782    $ 90,130   $100,226   $102,983   $ 87,071   $ 86,101
  Capitalized interest                            650         991         991      1,789        693        285          -
  Appropriate portion of rents (c)             12,748      13,708      17,665     19,527     19,450     16,224     16,221
                                            ---------   ---------    --------   --------   --------   --------   --------
  Fixed charges                             $  83,073   $  77,481    $108,786   $121,542   $123,126   $103,580   $102,322
                                            =========   =========    ========   ========   ========   ========   ========
Ratio of earnings to fixed charges               5.59X       3.02X       4.90X      5.40X      5.09X      4.49X      2.50X
                                            =========   =========    ========   ========   ========   ========   ========

(a)  Consolidated financial information for 1997 through 1993 has been restated for the effects of the March 1997 merger of Tyco Toys, Inc. ("Tyco") into the Company, accounted for as a pooling of interests.

(b)  Consolidated financial information for 1993 has been restated for the effects of the November 1993 merger of Fisher-Price, Inc. into a wholly-owned subsidiary of the Company, accounted for as a pooling of interests.

(c)  Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.

                                          MATTEL, INC. AND SUBSIDIARIES                                EXHIBIT 12.0
                                                                                                       (Page 2 of 2)
                              COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED
                                    CHARGES AND PREFERRED STOCK DIVIDENDS
                              --------------------------------------------------
                                     (Amounts in thousands, except ratios)

                                                  (Unaudited)

                                                  FOR THE
                                              NINE MONTHS ENDED               FOR THE YEARS ENDED DECEMBER 31, (a)
                                            ---------------------    ----------------------------------------------------
                                            SEPT. 30,   SEPT. 30,
                                              1998       1997(a)       1997       1996       1995       1994      1993(b)
                                            ---------   ---------    ----------------------------------------------------
EARNINGS AVAILABLE FOR FIXED
  CHARGES:
Income before income taxes,
  cumulative effect of changes in
  accounting principles and
  extraordinary items                       $ 381,859   $ 158,080    $425,082   $536,756   $504,668   $362,157   $153,306
Less (plus) minority interest and
  undistributed income (loss) of
  less-than-majority-owned affiliates,
  net                                             161        (369)       (144)       303        (36)      (649)       124
Add:
  Interest expense                             69,675      62,782      90,130    100,226    102,983     87,071     86,101
  Appropriate portion of rents (c)             12,748      13,708      17,665     19,527     19,450     16,224     16,221
                                            ---------   ---------    --------   --------   --------   --------   --------
Earnings available for fixed
  charges                                   $ 464,443   $ 234,201    $532,733   $656,812   $627,065   $464,803   $255,752
                                            =========   =========    ========   ========   ========   ========   ========


FIXED CHARGES:
  Interest expense                          $  69,675   $  62,782    $ 90,130   $100,226   $102,983   $ 87,071   $ 86,101
  Capitalized interest                            650         991         991      1,789        693        285          -
  Dividends - Series B preferred stock              -       2,537       2,537      3,406      3,200      2,157          -
  Dividends - Series C preferred stock          5,970       5,978       7,968      3,985          -          -          -
  Dividends - Series F preference stock             -           -           -          -      3,342      4,689      4,894
  Appropriate portion of rents (c)             12,748      13,708      17,665     19,527     19,450     16,224     16,221
                                            ---------   ---------    --------   --------   --------   --------   --------
  Fixed charges                             $  89,043   $  85,996    $119,291   $128,933   $129,668   $110,426   $107,216
                                            =========   =========    ========   ========   ========   ========   ========
Ratio of earnings to fixed charges               5.22X       2.72X       4.47X      5.09X      4.84X      4.21X      2.39X
                                            =========   =========    ========   ========   ========   ========   ========

(a)  Consolidated financial information for 1997 through 1993 has been restated for the effects of the March 1997 merger of Tyco into the Company, accounted for as a pooling of interests.

(b)  Consolidated financial information for 1993 has been restated for the effects of the November 1993 merger of Fisher-Price, Inc. into a wholly-owned subsidiary of the Company, accounted for as a pooling of interests.

(c)  Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.
